MACOM Reports Fiscal Third Quarter 2024 Financial Results

LOWELL, MA, August 1, 2024 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal third quarter ended June 28, 2024.
Third Quarter Fiscal Year 2024 GAAP Results
•Revenue was $190.5 million, an increase of 28.3%, compared to $148.5 million in the previous year fiscal third quarter and an increase of 5.1% compared to $181.2 million in the prior fiscal quarter;
•Gross margin was 53.2%, compared to 58.0% in the previous year fiscal third quarter and 52.5% in the prior fiscal quarter;
•Income from operations was $19.7 million, or 10.4% of revenue, compared to income from operations of $17.3 million, or 11.7% of revenue, in the previous year fiscal third quarter and income from operations of $15.4 million, or 8.5% of revenue, in the prior fiscal quarter; and
•Net income was $19.9 million, or $0.27 per diluted share, compared to net income of $11.9 million, or $0.17 per diluted share, in the previous year fiscal third quarter and net income of $15.0 million, or $0.20 per diluted share, in the prior fiscal quarter.

Third Quarter Fiscal Year 2024 Adjusted Non-GAAP Results
•Adjusted gross margin was 57.5%, compared to 60.1% in the previous year fiscal third quarter and 57.1% in the prior fiscal quarter;
•Adjusted income from operations was $45.6 million, or 24.0% of revenue, compared to adjusted income from operations of $37.0 million, or 24.9% of revenue, in the previous year fiscal third quarter and adjusted income from operations of $40.2 million, or 22.2% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $48.9 million, or $0.66 per diluted share, compared to adjusted net income of $38.5 million, or $0.54 per diluted share, in the previous year fiscal third quarter and adjusted net income of $43.2 million, or $0.59 per diluted share, in the prior fiscal quarter.
Management Commentary
“We remain focused on engineering excellence, financial performance and execution,” said Stephen G. Daly, President and Chief Executive Officer. “Our portfolio expansion strategy continues to create new business opportunities with our Industrial, Defense, Telecom and Data Center customers.”
Business Outlook
For the fiscal fourth quarter ending September 27, 2024, MACOM expects revenue to be in the range of $197 million to $203 million. Adjusted gross margin is expected to be between 57% and 59%, and adjusted earnings per diluted share is expected to be between $0.70 and $0.76 utilizing an anticipated non-GAAP income tax rate of 3% and 75.0 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, August 1, 2024 at 8:30 a.m. Eastern Time to discuss its fiscal third quarter 2024 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Data Center industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to develop new products, achieve market acceptance of those products and better address certain markets, expand our capabilities and extend our product offerings, including through the acquisitions of Linearizer Communications Group and the radio frequency (RF) business of Wolfspeed, Inc. and through the establishment of our European Semiconductor Center, and the teams’ capabilities and technologies and expansion thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business performance improvements, the estimated financial results for our 2024 fiscal fourth quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first three fiscal quarters of fiscal year 2024 and for our fiscal year 2023. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023

Revenue	$190,486	$181,234	$148,522	$528,868	$498,032
Cost of revenue	89,077	86,022	62,396	244,937	198,861
Gross profit	101,409	95,212	86,126	283,931	299,171
Operating expenses:
Research and development	47,531	45,621	36,668	132,566	111,037
Selling, general and administrative	34,162	34,184	32,152	105,233	96,341
Total operating expenses	81,693	79,805	68,820	237,799	207,378
Income from operations	19,716	15,407	17,306	46,132	91,793
Other income (expense):
Interest income	5,820	5,366	6,001	16,742	14,750
Interest expense	(1,288)	(1,285)	(3,657)	(3,862)	(10,170)
Other expense, net	—	—	(29)	—	(207)
Total other income	4,532	4,081	2,315	12,880	4,373
Income before income taxes	24,248	19,488	19,621	59,012	96,166
Income tax expense	4,309	4,508	7,768	11,567	29,039
Net income	$19,939	$14,980	$11,853	$47,445	$67,127

Net income per share:
Income per share - Basic	$0.28	$0.21	$0.17	$0.66	$0.95
Income per share - Diluted	$0.27	$0.20	$0.17	$0.65	$0.94
Weighted average common shares:
Shares - Basic	72,143	72,076	70,937	71,881	70,739
Shares - Diluted	74,217	73,272	71,408	73,258	71,395

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 28, 2024	September 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$117,304	$173,952
Short-term investments	404,196	340,574
Accounts receivable, net	106,776	91,253
Inventories	190,715	136,300
Prepaid and other current assets	24,621	19,114
Total current assets	843,612	761,193
Property and equipment, net	178,975	149,496
Goodwill and intangible assets, net	415,865	390,392
Deferred income taxes	211,507	218,107
Other long-term assets	55,253	34,056
Total assets	$1,705,212	$1,553,244
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$808	$1,162
Accounts payable	40,288	24,966
Accrued liabilities	61,993	57,397
Total current liabilities	103,089	83,525
Finance lease obligations, less current portion	31,270	31,776
Financing obligation	9,092	9,307
Long-term debt obligations	447,994	447,134
Other long-term liabilities	32,716	33,902
Total liabilities	624,161	605,644
Stockholders’ equity	1,081,051	947,600
Total liabilities and stockholders’ equity	$1,705,212	$1,553,244

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended
	June 28, 2024	June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,445	$67,127
Depreciation and intangible asset amortization	49,419	38,415
Share-based compensation	34,092	28,769
Deferred income taxes	6,655	27,431
Other adjustments, net	(1,207)	(5,282)
Accounts receivable	(17,882)	(2,387)
Inventories	(25,103)	(12,208)
Accrued and other liabilities	(6,072)	(16,607)
Change in other operating assets and liabilities	12,964	(8,695)
Net cash provided by operating activities	100,311	116,563
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(72,615)	(87,692)
Sales, purchases and maturities of investments	(56,604)	11,216
Purchases of property and equipment	(17,252)	(18,890)
Other investing	(2,144)	—
Proceeds from sale of assets	—	8,005
Net cash used in investing activities	(148,615)	(87,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(1,062)	(890)
Proceeds from stock option exercises and employee stock purchases	6,505	5,574
Common stock withheld for taxes on employee equity awards	(13,877)	(32,479)
Net cash used in financing activities	(8,434)	(27,795)
Foreign currency effect on cash	90	161
NET CHANGE IN CASH AND CASH EQUIVALENTS	(56,648)	1,568
CASH AND CASH EQUIVALENTS — Beginning of period	173,952	119,952
CASH AND CASH EQUIVALENTS — End of period	$117,304	$121,520

Supplemental disclosure of non-cash activities
Issuance of common stock in connection with the acquisition of the RF business of Wolfspeed, Inc.	$57,733	$—

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$101,409	53.2	$95,212	52.5	$86,126	58.0	$283,931	53.7	$299,171	60.1
Amortization expense	4,344	2.3	4,200	2.3	1,131	0.8	10,485	2.0	3,028	0.6
Share-based compensation expense	1,681	0.9	1,820	1.0	1,180	0.8	5,051	1.0	3,915	0.8
Acquisition and integration related costs	2,059	1.1	2,226	1.2	760	0.5	6,575	1.2	981	0.2
Adjusted gross profit (Non-GAAP)	$109,493	57.5	$103,458	57.1	$89,197	60.1	$306,042	57.9	$307,095	61.7

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$81,693	42.9	$79,805	44.0	$68,820	46.3	$237,799	45.0	$207,378	41.6
Amortization expense	(4,332)	(2.3)	(4,121)	(2.3)	(5,976)	(4.0)	(13,251)	(2.5)	(17,643)	(3.5)
Share-based compensation expense	(13,010)	(6.8)	(11,308)	(6.2)	(7,538)	(5.1)	(32,637)	(6.2)	(29,105)	(5.8)
Acquisition and integration related costs	(493)	(0.3)	(1,107)	(0.6)	(3,095)	(2.1)	(10,244)	(1.9)	(5,917)	(1.2)
Adjusted operating expenses (Non-GAAP)	$63,858	33.5	$63,269	34.9	$52,211	35.2	$181,667	34.4	$154,713	31.1

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$19,716	10.4	$15,407	8.5	$17,306	11.7	$46,132	8.7	$91,793	18.4
Amortization expense	8,676	4.6	8,321	4.6	7,107	4.8	23,736	4.5	20,671	4.2
Share-based compensation expense	14,691	7.7	13,128	7.2	8,718	5.9	37,688	7.1	33,020	6.6
Acquisition and integration related costs	2,552	1.3	3,333	1.8	3,855	2.6	16,819	3.2	6,898	1.4
Adjusted income from operations (Non-GAAP)	$45,635	24.0	$40,189	22.2	$36,986	24.9	$124,375	23.5	$152,382	30.6

Depreciation expense	7,333	3.8	7,253	4.0	5,827	3.9	20,840	3.9	17,628	3.5
Adjusted EBITDA (Non-GAAP)	$52,968	27.8	$47,442	26.2	$42,813	28.8	$145,215	27.5	$170,010	34.1

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$19,939	10.5	$14,980	8.3	$11,853	8.0	$47,445	9.0	$67,127	13.5
Amortization expense	8,676	4.6	8,321	4.6	7,107	4.8	23,736	4.5	20,671	4.2
Share-based compensation expense	14,691	7.7	13,128	7.2	8,718	5.9	37,689	7.1	33,020	6.6
Non-cash interest, net	287	0.2	287	0.2	412	0.3	860	0.2	1,235	0.2
Acquisition and integration related costs	2,552	1.3	3,333	1.8	3,855	2.6	16,819	3.2	6,898	1.4
Tax effect of non-GAAP adjustments	2,795	1.5	3,171	1.7	6,576	4.4	7,423	1.4	24,299	4.9
Adjusted net income (Non-GAAP)	$48,940	25.7	$43,220	23.8	$38,521	25.9	$133,972	25.3	$153,250	30.8

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$19,939	$0.27	$14,980	$0.20	$11,853	$0.17	$47,445	$0.65	$67,127	$0.94

Adjusted net income (Non-GAAP)	$48,940	$0.66	$43,220	$0.59	$38,521	$0.54	$133,972	$1.83	$153,250	$2.15

	Three Months Ended						Nine Months Ended
	June 28, 2024		March 29, 2024		June 30, 2023		June 28, 2024		June 30, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income - GAAP	$(5,820)	(3.1)	$(5,366)	(3.0)	$(6,001)	(4.0)	$(16,742)	(3.2)	$(14,750)	(3.0)
Interest expense - GAAP	1,288	0.7	1,285	0.7	3,657	2.5	3,862	0.7	10,170	2.0
Non-cash interest expense	(287)	(0.2)	(287)	(0.2)	(412)	(0.3)	(860)	(0.2)	(1,235)	(0.2)
Adjusted interest income (Non-GAAP)	$(4,819)	(2.5)	$(4,368)	(2.4)	$(2,756)	(1.9)	$(13,740)	(2.6)	$(5,815)	(1.2)